Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Valley National Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value	Rule 457(c) and Rule 457(h)	14,500,000	$8.60	$124,700,000	$110.20 per $1,000,000	$13,742
Total Offering Amounts					$124,700,000		$13,742
Total Fee Offsets							$0
Net Fee Due							$13,742

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate number of shares of common stock that may be issuable pursuant to anti-dilution provisions contained in the Plans.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Stock Market on April 21, 2023, a date within five business days prior to the filing of this registration statement.